UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 30, 2017

CAPITAL BANK FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35655	27-1454759
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4725 Piedmont Row Drive, Suite 110 Charlotte, North Carolina 28210
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (704) 554-5901

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

  Emerging growth company  ☐
  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2017, Richard M. DeMartini resigned from the Board. Mr. DeMartini's resignation was not the result of any disagreement with the Capital Bank Financial Corp. ("Capital Bank") on any matter relating to the Company's operations, policies or practices.
Item 8.01. Other Events.
On October 30, 2017, First Horizon National Corporation ("First Horizon") received the approval from the Board of Governors of the Federal Reserve System to consummate the transactions contemplated by the Agreement and Plan of Merger, dated May 3, 2017, between First Horizon, Capital Bank and Firestone Sub, Inc., a Delaware corporation and direct wholly-owned subsidiary of First Horizon, pursuant to which and on the terms and subject to the conditions set forth in the merger agreement and the approval order, Capital Bank will, through a series of mergers, merge with and into First Horizon, with First Horizon as the surviving corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Bank Financial Corp.

Date: November 2, 2017	By:	/s/ Vince Lichtenberger
Name: Vince Lichtenberger
Title: Executive Vice President, General Counsel & Secretary